Exhibit 5.3  Legal Opinion


                             THE LAW OFFICES OF
                              JOHN DEAN HARPER
                        ATTORNEY AND COUNSELOR AT LAW
                       201 LAS VEGAS BLVD. S., STE. 200
                           LAS VEGAS, NEVADA 89101
                           TELEPHONE: (702) 604-7038
                              FAX (702) 384-2261

                                                          October 30, 2007

To: Board of Directors, Tone in Twenty

Re: Registration Statement of Form SB-2 (the "Registration Statement")

Gentlemen:

     We have acted as your counsel in connection with the issuance of 425,000 shares of common stock and 100,000,000 common shares issuable upon conversion of Series A Convertible Preferred stock of Tone in Twenty, a Nevada corporation (the "Company") previously sold to and held by selling stockholders, $0.001 par value (the "Company Shares") on the terms and conditions set forth in the Registration Statement.

    In that connection, we have examined original copies, certified or otherwise identified to our satisfaction, of such documents and corporate records, and have examined such laws or regulations, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter set forth.

     Based on the foregoing, we are of the opinion that:

     1. The company is a corporation duly organized and validly existing under the laws of the State of Nevada.

     2. The 425,000 shares of common stock were, and the 100,000,000 shares of common stock that may be issued in accordance with the terms of the preferred stock will be, validly issued, fully paid and non-assessable.

     We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, "Legal Matters" and the filing of this opinion as an Exhibit to said Registration Statement.

                                         Sincerely,

                                         /s/  John Dean Harper
                                        --------------------------
                                              John Dean Harper, Esq.